Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-288960 and 333-292207) on Form S-8 and of our report dated February 26, 2026, with respect to the consolidated financial statements of Liberty Live Holdings, Inc.

/s/ KPMG LLP

Denver, Colorado
February 26, 2026